Exhibit 31.5
CERTIFICATION
I, Glenn L. Kellow, certify that:

1.	I have reviewed this amendment no. 2 to the annual report on Form 10-K of Peabody Energy Corporation (“the registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 14, 2017

/s/ Glenn L. Kellow
Glenn L. Kellow
President and Chief Executive Officer